Exhibit 99.1

Noodles & Company Announces Third Quarter 2017 Financial Results

BROOMFIELD, Colo., November 9, 2017 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced financial results for its third quarter ended October 3, 2017.
Key highlights for the third quarter of 2017 versus the same quarter a year ago include:

•	Total revenue decreased 6.9% to $114.2 million from $122.7 million, due primarily to the closure of 55 restaurants during the first quarter of 2017.

•	Net loss was $8.3 million, or $0.20 loss per diluted share, compared to net loss of $9.8 million, or $0.35 loss per diluted share.

•	Adjusted EBITDA(1) increased 52.9% to $9.5 million from $6.2 million.

•	Restaurant contribution margin(1) increased 320 basis points to 15.6%.

•
Results for the third quarter of 2017 included $8.9 million of charges related to the impairment of 18 restaurants and $0.8 million of ongoing costs of restaurants closed during the first quarter of 2017 and fourth quarter of 2015. The results for the third quarter of 2016 included $7.2 million of charges related to the initial employment-related litgation settlement, severance costs, and expenses related to a reduction in new unit development.

•	Adjusted net income(1) was $0.9 million, or $0.02 income per diluted share, compared to adjusted net loss of $1.1 million, or $0.04 loss per diluted share.

•	Comparable restaurant sales decreased 3.5% system-wide, decreased 3.8% for company-owned restaurants and decreased 1.6% for franchise restaurants.

•	One new franchise restaurant opened in the third quarter of 2017.

______________________
(1) Adjusted EBITDA, restaurant contribution, restaurant contribution margin, and adjusted net income (loss) are non-GAAP measures. Reconciliations of GAAP net income (loss) to adjusted net income (loss) and adjusted EBITDA and GAAP operating income (loss) to restaurant contribution are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Dave Boennighausen, Chief Executive Officer of Noodles & Company, stated, “Over the past twelve months we have taken significant steps to improve the Company’s fundamentals by solidifying our leadership team and returning our focus to operations. Additionally we strengthened our financial position, closing underperforming restaurants and completing two private placements. We believe these actions have had significant impact across our organization, resulting in improvement in both adjusted EBITDA and restaurant margins.”

Paul Murphy, Executive Chairman of Noodles & Company, added, “The Company is now intensely focused on building our average unit volumes through the implementation of a comprehensive strategy to re-energize our brand. Our current initiatives are designed to improve our menu and our operational execution, as well as elevate the off-premise dining experience of our guests, which now represents nearly 50% of sales. As our efforts shift from strengthening our foundation to building sales and further improving margins, we are confident that the steps we are taking will enable the brand to make meaningful progress during 2018 and for many years to come.”

Third Quarter 2017 Financial Results

Total revenue decreased $8.5 million in the third quarter of 2017, or 6.9%, to $114.2 million, compared to $122.7 million in the third quarter of 2016. This decrease was due to the impact of closing 55 company-owned restaurants in the first quarter of 2017 and the decline in comparable company-owned restaurant sales, partially offset by additional restaurant openings since the beginning of the third quarter of 2016. Additionally, average unit volumes (“AUVs”) for the quarter overall decreased $21,000 compared to the third quarter of 2016. AUV’s for the trailing twelve months were $1,066,000.

One new franchise restaurant opened and eight franchise restaurants were closed in the third quarter of 2017. The Company had 479 restaurants at the end of the third quarter, comprised of 413 company-owned and 66 franchise restaurants. In the third quarter of 2017, comparable restaurant sales decreased 3.5% system-wide, decreased 3.8% for company-owned restaurants and decreased 1.6% for franchise restaurants.

Loss from operations for the third quarter of 2017 improved 17.4% to $7.5 million, compared to $9.1 million in the third quarter of 2016.

For the third quarter of 2017, the Company reported a net loss of $8.3 million, or $0.20 loss per diluted share, compared with a net loss of $9.8 million in the third quarter of 2016. In the third quarter of 2017, the Company recorded an $8.9 million impairment charge related to 18 restaurants and incurred $0.8 million related to ongoing closure costs of the restaurants closed in the first quarter of 2017 and fourth quarter of 2015. In the third quarter of 2016, the Company recorded $7.2 million of charges related to a litigation settlement, severance costs, and expenses related to the reduction in new unit development. Additionally, the third quarter of 2016 included $0.6 million related to ongoing closure costs of the restaurants closed in the fourth quarter of 2015.

Restaurant contribution margin increased to 15.6% in the third quarter of 2017, compared to 12.4% in the third quarter of 2016. This increase was primarily due to the closure of underperforming restaurants in the first quarter of 2017. Additionally, the implementation of labor savings initiatives and a reduction in marketing spend contributed to the improved restaurant contribution margin during the third quarter of 2017. Marketing spend in the third quarter of 2017 was 0.9% of sales, compared to 1.6% of sales in the third quarter of 2016.

Adjusted net income was $0.9 million in the third quarter of 2017 compared to adjusted net loss of $1.1 million in the third quarter of 2016. Adjusted EBITDA increased to $9.5 million in the third quarter of 2017 from $6.2 million in the third quarter of 2016.

First Three Quarters of 2017 Financial Results
Total revenue decreased $14.4 million in the first three quarters of 2017, or 4.0%, to $343.7 million, compared with $358.1 million in the first three quarters of 2016. This decrease was due to the impact of closing 55 company-owned restaurants in the first quarter of 2017 and the decline in comparable company-owned restaurant sales, partially offset by additional restaurant openings since the beginning of 2016.

In the first three quarters of 2017, the Company opened 14 new restaurants system-wide, including 11 company-owned and 3 franchise restaurants. In the first three quarters of 2017, comparable restaurant sales decreased 3.0% system-wide, decreased 3.4% for company-owned restaurants, and decreased 0.3% for franchise restaurants.

Loss from operations for the first three quarters of 2017 increased 46.2% to $33.9 million, compared to $23.2 million in the first three quarters of 2016. The Company reported a net loss of $37.0 million in the first three quarters of 2017, compared with a net loss of $26.3 million in the first three quarters of 2016. In the first three quarters of 2017, the Company recorded $19.2 million of charges related to the 55 restaurants closed during the first quarter of 2017, as well as ongoing costs of restaurants closed in the fourth quarter of 2015, and a $14.6 million impairment charge related to 31 restaurants. In the first three quarters of 2016, the Company recorded a $10.3 million impairment charge related to 12 restaurants and incurred $1.7 million of ongoing costs related to restaurants closed in the fourth quarter of 2015.

Restaurant contribution margin was 13.9% in the first three quarters of 2017, compared with 13.1% in the first three quarters of 2016.

Adjusted net loss was $1.3 million for the first three quarters of 2017, compared to adjusted net loss of $3.6 million in the first three quarters of 2016. Adjusted EBITDA increased to $22.0 million in the first three quarters of 2017 from $19.2 million in the first three quarters of 2016.

2017 Outlook

Exclusive of restaurant openings and restaurant contribution margin, the Company has revised guidance and currently expects the following for full year 2017:

•	Approximately 16 new restaurants system-wide, including 13 company-owned restaurants and three franchised locations;

•	Total revenue of $452.0 million to $458.0 million;

•	Company-owned comparable restaurant sales decline of 3.0% to 3.5%;

•	Restaurant contribution margin of 13.5% to 14.5%;

•	Adjusted EBITDA of $28.0 million to $30.0 million;

•	Adjusted net loss of $1.5 million to $2.0 million; and

•	Capital expenditures of $20.0 million to $22.0 million

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures also would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions
Comparable Restaurant Sales — represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
Adjusted EBITDA — represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, severance costs and stock-based compensation. Adjusted EBITDA is presented because: (i) management believes it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses it internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call
Noodles & Company will host a conference call to discuss its third quarter financial results on Thursday, November 9, 2017 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 93442359. The replay will be available until Thursday, November 16, 2017. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, November 16, 2017.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution, and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Noodles & Company is a fast-casual restaurant chain where globally inspired dishes come together to create a World Kitchen. Recognized by Parents Magazine as a Top Family Friendly Restaurant and Health Magazine as one of America’s Healthiest Fast Food Restaurants, Noodles & Company is a restaurant where Japanese Pan Noodles rest comfortably next to Penne Rosa and Wisconsin Mac & Cheese, but where world flavors don’t end at just noodles. Inspired by some of the world’s most celebrated flavor combinations, Noodles & Company’s menu offers soups, salads and shareables, too. Everything is made fresh to order, just as you like it, using quality ingredients. Dishes are delivered to the table allowing guests time to sit and relax or grab a quick bite.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words, and variations of words, such as “believe,” “estimate,” “anticipate,” “expect,” “intend,” “may,” “will,” “would” and similar expressions are intended to identify our forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding 2017 guidance, including new restaurant development, total revenue, comparable restaurant sales, restaurant contribution margin, adjusted EBITDA and adjusted diluted earnings (loss) per share; operating margins; our target and adjusted net income (loss); and costs associated with our closure of underperforming restaurants. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include: our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the impact of the closing of 55 of our restaurants on our financial performance; costs associated with our data security incident, including losses associated with settling payment card networks’ expected claims; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather.  For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2017 filed on March 2, 2017. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2017	September 27, 2016	October 3, 2017	September 27, 2016
Revenue:
Restaurant revenue	$113,020	$121,442	$340,175	$354,511
Franchising royalties and fees	1,191	1,239	3,543	3,563
Total revenue	114,211	122,681	343,718	358,074
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	29,955	33,112	91,640	95,465
Labor	36,897	40,973	112,921	117,723
Occupancy	12,709	13,792	39,340	40,794
Other restaurant operating costs	15,811	18,470	49,152	53,958
General and administrative	9,807	15,251	29,866	35,128
Depreciation and amortization	6,183	7,006	18,729	20,983
Pre-opening	69	856	860	2,689
Restaurant impairments, closure costs and asset disposals	10,263	2,283	35,147	14,547
Total costs and expenses	121,694	131,743	377,655	381,287
Loss from operations	(7,483)	(9,062)	(33,937)	(23,213)
Interest expense, net	893	738	2,828	1,964
Loss before income taxes	(8,376)	(9,800)	(36,765)	(25,177)
(Benefit) provision for income taxes	(41)	41	230	1,124
Net loss	(8,335)	(9,841)	(36,995)	(26,301)
Accretion of preferred stock to redemption value	—	—	(7,967)	—
Net loss attributable to common stockholders	$(8,335)	$(9,841)	$(44,962)	$(26,301)
Loss per share of Class A and Class B common stock, combined:
Basic	$(0.20)	$(0.35)	$(1.23)	$(0.95)
Diluted	$(0.20)	$(0.35)	$(1.23)	$(0.95)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	41,109,827	27,802,020	36,639,382	27,786,827
Diluted	41,109,827	27,802,020	36,639,382	27,786,827

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2017	September 27, 2016	October 3, 2017	September 27, 2016
Revenue:
Restaurant revenue	99.0%	99.0%	99.0%	99.0%
Franchising royalties and fees	1.0%	1.0%	1.0%	1.0%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.5%	27.3%	26.9%	26.9%
Labor	32.6%	33.7%	33.2%	33.2%
Occupancy	11.2%	11.4%	11.6%	11.5%
Other restaurant operating costs	14.0%	15.2%	14.4%	15.2%
General and administrative	8.6%	12.4%	8.7%	9.8%
Depreciation and amortization	5.4%	5.7%	5.4%	5.9%
Pre-opening	0.1%	0.7%	0.3%	0.8%
Restaurant impairments, closure costs and asset disposals	9.0%	1.9%	10.2%	4.1%
Total costs and expenses	106.6%	107.4%	109.9%	106.5%
Loss from operations	(6.6)%	(7.4)%	(9.9)%	(6.5)%
Interest expense, net	0.8%	0.6%	0.8%	0.5%
Loss before income taxes	(7.3)%	(8.0)%	(10.7)%	(7.0)%
(Benefit) provision for income taxes	—%	—%	0.1%	0.3%
Net loss	(7.3)%	(8.0)%	(10.8)%	(7.3)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	October 3, 2017	January 3, 2017
Balance Sheet Data
Total current assets	$21,757	$25,788
Total assets	187,073	209,461
Total current liabilities	38,415	49,033
Total long-term debt	63,861	84,676
Total liabilities	151,177	183,643
Total stockholders’ equity	35,896	25,818

	Fiscal Quarter Ended
	October 3, 2017	July 4, 2017	April 4, 2017	January 3, 2017	September 27, 2016
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	413	413	409	457	455
Franchise restaurants at end of period	66	73	73	75	73
Revenue Data:
Company-owned average unit volumes	$1,066	$1,065	$1,067	$1,075	$1,087
Franchise average unit volumes	$1,062	$1,061	$1,065	$1,066	$1,071
Company-owned comparable restaurant sales	(3.8)%	(3.9)%	(2.5)%	(1.8)%	(0.9)%
Franchise comparable restaurant sales	(1.6)%	(0.4)%	1.1%	2.0%	0.6%
System-wide comparable restaurant sales	(3.5)%	(3.4)%	(2.0)%	(1.3)%	(0.7)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2017	September 27, 2016	October 3, 2017	September 27, 2016
Net loss	$(8,335)	$(9,841)	$(36,995)	$(26,301)
Depreciation and amortization	6,183	7,006	18,729	20,983
Interest expense, net	893	738	2,828	1,964
(Benefit) provision for income taxes	(41)	41	230	1,124
EBITDA	$(1,300)	$(2,056)	$(15,208)	$(2,230)
Restaurant impairments, closure costs and asset disposals	10,263	2,283	35,147	14,547
Litigation settlement	—	3,000	(421)	3,000
Fees and costs related to the registration statement and related transactions	—	—	679	—
Severance costs	248	1,740	580	1,740
Stock-based compensation expense	248	1,219	1,193	2,192
Adjusted EBITDA	$9,459	$6,186	$21,970	$19,249
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2017	September 27, 2016	October 3, 2017	September 27, 2016
Net loss	$(8,335)	$(9,841)	$(36,995)	$(26,301)
Restaurant impairments and closure costs (a)	9,678	714	33,788	12,040
Fees and costs related to the registration statement and related transactions (b)	—	—	679	—
Severance costs, including related stock-based compensation expense (c)	248	2,467	580	2,467
Litigation settlement (d)	—	3,000	(421)	3,000
Lease termination payments and certain other expenses associated with reduced new restaurant development (e)	—	1,770	—	1,770
Tax adjustments, net (f)	(651)	742	1,114	3,387
Adjusted net income (loss)	$940	$(1,148)	$(1,255)	$(3,637)

Loss per share of Class A and Class B common stock, combined:
Basic	$(0.20)	$(0.35)	$(1.23)	$(0.95)
Diluted	$(0.20)	$(0.35)	$(1.23)	$(0.95)
Adjusted income (loss) per Class A and Class B common stock, combined
Basic	$0.02	$(0.04)	$(0.03)	$(0.13)
Diluted	$0.02	$(0.04)	$(0.03)	$(0.13)
Weighted average Class A and Class B common stock outstanding, combined
Basic	41,109,827	27,802,020	36,639,382	27,786,827
Diluted	41,139,309	27,802,020	36,639,382	27,786,827
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of closure costs and impairing restaurants during the first three quarters of 2017 and 2016. The third quarter of 2017 includes the impairment of 18 restaurants, compared to no restaurant impairments during the third quarter of 2016. The first three quarters of 2017 include the closure costs related to the 55 restaurants closed in the first quarter of 2017 and the impairment of 31 restaurants. The first three quarters of 2016 include the impairment of 12 restaurants. All periods include the ongoing closure costs of restaurants closed in the fourth quarter of 2015. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.

(b)	Reflects the adjustment to eliminate the expenses related to the registration statement the Company filed in the first quarter of 2017, which registration statement was later withdrawn.

(c)
Reflects the adjustment to eliminate the severance costs from the departure of our former Chief Operations Officer and department structural changes during the first three quarters of 2017, and reflects the adjustment to eliminate the severance costs charged to general and administrative expense during the third quarter of 2016, including the stock-based compensation expense related to a stock option modification.

(d)
Reflects the adjustment to eliminate the charge booked in the third quarter of 2016 related to the initial settlement of an employment-related claim and the adjustment to eliminate the corresponding gain recognized during the first three quarters of 2017 due to such final settlement being less than what the Company had previously accrued.

(e)	Reflects the adjustment to eliminate the lease termination payments and certain other costs associated with our decision in the third quarter of 2016 to reduce new restaurant development.

(f)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (e) above.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2017	September 27, 2016	October 3, 2017	September 27, 2016
Loss from operations	$(7,483)	$(9,062)	$(33,937)	$(23,213)
Less: Franchising royalties and fees	1,191	1,239	3,543	3,563
Plus: General and administrative	9,807	15,251	29,866	35,128
Depreciation and amortization	6,183	7,006	18,729	20,983
Pre-opening	69	856	860	2,689
Restaurant impairments, closure costs and asset disposals	10,263	2,283	35,147	14,547
Restaurant contribution	$17,648	$15,095	$47,122	$46,571

as a percentage of restaurant revenue	15.6%	12.4%	13.9%	13.1%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.